

Skyward Specialty Insurance Group, Inc.
(Delaware corporation)
Skyward Service Company
(Delaware corporation)
Houston Specialty Insurance Company
(Texas stock insurance company)
Imperium Insurance Company
(Texas stock insurance company)
Great Midwest Insurance Company
(Texas stock insurance company)
Oklahoma Specialty Insurance Company
(Oklahoma insurance corporation)
Skyward Underwriters Agency, Inc.
(Texas corporation)
Regional Insurance Service Company, LLC
(Louisiana limited liability company)
RISCOM Claims Management, LLC
(Louisiana limited liability company)
RISCOM Business Services, LLC
(Louisiana limited liability company)
KIS Surety Bonds, LLC
(Florida limited liability company)
Skyward Re
(Cayman Islands corporation)